UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2012

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

U.K. Tax Considerations

The definitive proxy statement/prospectus dated February 6, 2012, filed by Aon Corporation, a Delaware corporation (the “Company”) with the Securities and Exchange Commission (“SEC”) (the “Proxy Statement/Prospectus”), contained a summary of the material U.K. tax consequences to Company stockholders of the merger transaction.  In particular, the Proxy Statement/Prospectus stated that the merger transaction would constitute a disposal by stockholders for corporation tax and capital gain tax purposes in the U.K. of their stock in the Company for a consideration equal to the market value of the stock at that time.  This would, subject to the availability of any reliefs, result in any stockholders who are generally subject to U.K. tax realizing a chargeable gain or allowable loss for the purposes of corporation tax or capital gains tax.

Since the publication of the Proxy Statement/Prospectus, the Company obtained confirmation from H.M. Revenue & Customs on March 12, 2012 that the transfer of Class A Ordinary Shares of the new U.K. parent company of the Aon group (“Aon UK”) to the stockholders of the Company in exchange for their holdings in the Company should, in principle, fall within the scope of the reorganization provisions in Section 135 of the Taxation of Chargeable Gains Act 1992 which give “rollover” treatment to certain share-for-share exchanges. This, in effect, means that Company stockholders will be treated for U.K. tax purposes as not disposing of their original holding in the Company. The original holding in the Company and the new holding in Aon UK will be treated as the same asset, acquired at the same time, and for the same amount as the original stock.  As a result, stockholders who are generally subject to U.K. tax should not be subject to an immediate tax charge in respect of the merger transaction.

Please note that this clearance has been given subject to certain conditions and assumptions.  Moreover, the rollover provisions in Section 135 do not apply where the exchange is not undertaken for bona fide commercial reasons or forms part of the scheme or arrangement of which the main purpose, or one of the main purposes, is the avoidance of liability to capital gains tax or corporation tax. While the Company does not believe that there is any reason why rollover treatment should be denied under these provisions, the Company has not sought or obtained any advance clearance to that effect.

The Company would therefore recommend that any stockholder potentially seeking to claim the benefit of Section 135 should obtain their own taxation advice before making any tax returns in respect of the merger transaction.

Administrative Amendment to the Merger Agreement

On March 12, 2012, the Company entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger and Reorganization between the Company and Market Mergeco Inc. (“Mergeco”), dated January 12, 2012 (as amended, the “Merger Agreement”).  The purpose of the Amendment was to revise the administrative procedures by which the exchange agent appointed in connection with the Merger Agreement would deliver Class A Ordinary Shares of Aon UK to the holders of the Company’s common stock, par value $1.00 per share following the effective time of the merger.

The foregoing summary of the Amendment and the transactions contemplated thereby contained in this Item 8.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Amendment, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference.  A copy of questions and answers related to the Amendment issued by the Company on March 12, 2012 is filed as Exhibit 99.1 and is also incorporated herein by reference.

Revisions to the Proposed Articles of Association of Aon UK

Also on March 12, 2012, the Company made certain minor revisions to the form of the articles of association (the “New Articles”) that will govern Aon UK after the effective time of the proposed merger (the “merger”) between the Company and Mergeco, as more fully described in the definitive Proxy Statement/Prospectus.  The purpose of the revisions was to make clarifying and administrative changes and technical corrections.  The revisions included the following:

•                  Article 6 has been revised to provide that the nominal value of the Class B Ordinary shares of Aon UK (which will not be issued in connection with the merger) will be GBP£0.10 or such other nominal value as may be determined by the board of directors of Aon UK;

•                  Articles 59 and 76 have been revised to clarify that shares of Aon UK for whom “broker non-votes” occur in connection with a meeting of shareholders will, in certain circumstances, be considered present for purposes of the determination of a quorum; and

•                  Article 104 has been revised to provide that a proxy may be in such form as the board of directors of Aon UK may approve, whether or not in written form.

The foregoing description of the New Articles does not purport to be complete and is qualified in its entirety by reference to the text of the New Articles, which are filed as Exhibit 99.2 hereto and incorporated into this report by reference.

If a stockholder of the Company has returned a proxy card or voting instruction card or otherwise voted for purposes of the Special Meeting of Stockholders of the Company scheduled to be held on March 16, 2012, such stockholder may revoke prior voting instructions and cast a new vote by following the procedures described in the Proxy Statement/Prospectus.

Additional Information

In connection with the proposed reorganization, the Company has filed with the SEC a definitive proxy statement, which also constitutes a prospectus of Aon UK, and each of the Company and Aon UK may be filing with the SEC other documents regarding the proposed reorganization.  The proxy statement/prospectus was mailed to the Company’s stockholders on or about February 10, 2012.  Before making any voting or investment decision, investors and stockholders are urged to read carefully in their entirety the definitive proxy statement/prospectus regarding the proposed reorganization and any other relevant documents filed by either the Company or Aon UK with the SEC when they become available because they will contain important information about the proposed transaction.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov) or from the Company and Aon UK by accessing Aon’s website at www.aon.com under the heading “Investor Relations” and then under the link “SEC Filings” or by directing a request to 200 East Randolph Street, Chicago, Illinois 60601, Attention: Investor Relations.

The Company and Aon UK and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about the Company’s directors and executive officers in its definitive proxy statement filed with the SEC on April 8, 2011. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents using the contact information above.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits:

Exhibit Number	Description of Exhibit

2.1	Amendment No. 1 to Merger Agreement, dated as of March 12, 2012, between Aon Corporation and Market Mergeco Inc.

99.1	Questions and Answers related to the Amendment and the Merger Agreement

99.2	Form of proposed Articles of Association of Aon UK

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 12, 2012	Aon Corporation

	By:	/s/ Ram Padmanabhan
Vice President, Chief Counsel — Corporate and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Amendment No. 1 to Merger Agreement, dated as of March 12, 2012, between Aon Corporation and Market Mergeco Inc.

99.1	Questions and Answers related to the Amendment and the Merger Agreement

99.2	Form of proposed Articles of Association of Aon UK